Exhibit 5.1

May 26, 2004

Progenics Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591

Dear Ladies and Gentlemen:

     We have acted as counsel to Progenics Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the public offering from time to time of shares (the “Shares”) of the Company’s common stock, par value $.0013 per share.

     We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificate of public officers of the Company and such other instruments as we have deemed necessary or appropriate as a basis for the opinion expressed below, including the Registration Statement, the Certificate of Incorporation of the Company, as amended, and the By-laws of the Company, as amended. For purposes of the opinion expressed below, we have assumed that (i) at the time of any issuance or sale of the Shares, a sufficient number of shares of common stock will be authorized and available for issuance and (ii) the issuance of the Shares will be duly authorized by all necessary corporate action on the part of the Company.

     Based on the foregoing, it is our opinion that the Shares, when sold and paid for in the manner contemplated by the Registration Statement and any applicable supplement to the prospectus contained in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We are members of the Bar of the State of New York, and in expressing the foregoing opinion, we are not passing upon any laws other than the Delaware General Corporation Law.

     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ DEWEY BALLANTINE LLP

DEWEY BALLANTINE LLP